Exhibit 99.1

Stifel Reports Fourth Quarter and Full Year Results

ST. LOUIS, MO, January 24, 2024 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.15 billion for the three months ended December 31, 2023, compared with $1.12 billion a year ago. Net income available to common shareholders of $153.2 million, or $1.38 per diluted common share, compared with $167.3 million, or $1.43 per diluted common share for the fourth quarter of 2022. Non-GAAP net income available to common shareholders of $166.6 million, or $1.50 per diluted common share for the fourth quarter of 2023.

Net revenues of $4.35 billion for the year ended December 31, 2023 compared to $4.39 billion a year ago. Net income available to common shareholders of $485.3 million, or $4.28 per diluted common share, compared with $624.9 million, or $5.32 per diluted common share in 2022. Non-GAAP net income available to common shareholders of $531.5 million, or $4.68 per diluted common share in 2023.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel’s strong 2023 results underscore the importance of our diversified business model as the operating environment was less than ideal. Given our position as a premier wealth management firm and middle market investment bank, as well as the increased scale of our business, we see significant opportunities for top and bottom line growth as market conditions improve.”

Full Year Highlights

•	The Company reported net revenues of $4.35 billion, the third highest year in its history, as our business navigated an environment that remains challenging.

•	Non-GAAP net income available to common shareholders of $4.68.

•	Record net interest income, up 28% over 2022.

•	Record asset management revenues, up 3% over 2022.

•	Recruited 171 financial advisors during the year, including 76 experienced employee advisors and 9 experienced independent advisors.

•	Non-GAAP pre-tax margin of 18% was negatively impacted by elevated provisions for legal and regulatory matters.

•	Return on average tangible common equity (ROTCE) (5) of 17%.

Fourth Quarter Highlights

•	Quarterly net revenues of $1.15 billion.

•	Non-GAAP net income available to common shareholders of $1.50.

•	Recruited 40 financial advisors during the quarter, including 12 experienced employee advisors and 1 experienced independent advisor.

•	Non-GAAP pre-tax margin of 19%.

•	Annualized ROTCE (5) of 21%.

•	Tangible book value per common share (7) of $31.28, up 2% from prior year.

Other Highlights

•	Board of Directors authorized a 17% increase in common stock dividend starting in the first quarter of 2024.

Financial Summary (Unaudited)
(000s)	4Q 2023	4Q 2022	FY 2023	FY 2022
GAAP Financial Highlights:
Net revenues	$1,146,379	$1,121,647	$4,348,944	$4,391,439
Net income (1)	$153,164	$167,301	$485,255	$624,874
Diluted EPS (1)	$1.38	$1.43	$4.28	$5.32
Comp. ratio	58.8%	57.8%	58.7%	58.9%
Non-comp. ratio	23.2%	21.4%	25.1%	20.9%
Pre-tax margin	18.0%	20.8%	16.2%	20.2%
Non-GAAP Financial Highlights:
Net revenues	$1,146,419	$1,121,643	$4,348,958	$4,391,490
Net income (1) (2)	$166,587	$184,875	$531,524	$675,071
Diluted EPS (1) (2)	$1.50	$1.58	$4.68	$5.74
Comp. ratio (2)	58.0%	56.5%	58.0%	58.0%
Non-comp. ratio (2)	22.6%	20.6%	24.3%	20.3%
Pre-tax margin (3)	19.4%	22.9%	17.7%	21.7%
ROCE (4)	14.6%	16.0%	11.5%	15.0%
ROTCE (5)	21.3%	22.9%	16.6%	21.8%
Global Wealth Management (assets and loans in millions)
Net revenues	$766,028	$744,341	$3,049,962	$2,825,866
Pre-tax net income	$301,360	$317,071	$1,215,822	$1,067,571
Total client assets	$444,318	$389,818
Fee-based client assets	$165,301	$144,952
Bank loans (6)	$19,730	$20,622
Institutional Group
Net revenues	$359,292	$353,882	$1,226,317	$1,536,017
Equity	$200,915	$220,033	$709,286	$935,507
Fixed Income	$158,377	$133,849	$517,031	$600,510
Pre-tax net income	$7,771	$44,512	$2,100	$254,132

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Fourth Quarter Results

Global Wealth Management reported record net revenues of $766.0 million for the three months ended December 31, 2023 compared with $744.3 million during the fourth quarter of 2022. Pre-tax net income was $301.4 million compared with $317.1 million in the fourth quarter of 2022.

Highlights

•	Recruited 40 financial advisors during the quarter, including 12 experienced employee advisors and 1 experienced independent advisor with total trailing 12 month production of $8 million.

•	Client assets of $444.3 billion, up 14% over the year-ago quarter.

•	Fee-based client assets of $165.3 billion, up 14% over the year-ago quarter.

Net revenues increased 3% from a year ago:

•	Transactional revenues increased 2% over the year-ago quarter reflecting an increase in client activity.

•	Asset management revenues increased 14% over the year-ago quarter reflecting higher asset values.

•	Net interest income decreased 10% from the year-ago quarter driven by changes in deposit mix, partially offset by higher interest rates.

Total Expenses:

•	Compensation expense as percent of net revenues increased to 46.9% primarily as a result of higher compensable revenues.

•	Provision for credit losses decreased from a year ago as a result of reserve reductions in certain asset classes driven by an improved macroeconomic environment, partially offset by deteriorating conditions in the commercial real estate sector.

•	Non-compensation operating expenses as a percent of net revenues increased to 13.8% primarily as a result of higher litigation-related and insurance expenses, partially offset by revenue growth and a decrease in the provision for credit losses over the year-ago quarter.

Summary Results of Operations
(000s)	4Q 2023	4Q 2022
Net revenues	$766,028	$744,341
Transactional revenues	169,471	165,557
Asset management	330,498	289,445
Net interest income	257,920	284,998
Investment banking	4,562	4,814
Other income	3,577	(473)
Total expenses	$464,668	$427,270
Compensation expense	359,376	328,099
Provision for credit losses	(37)	6,028
Non-comp. opex	105,329	93,143
Pre-tax net income	$301,360	$317,071
Compensation ratio	46.9%	44.1%
Non-compensation ratio	13.8%	13.3%
Pre-tax margin	39.3%	42.6%

Stifel Financial Corp.  |  Page 2

Institutional Group

Fourth Quarter Results

Institutional Group reported net revenues of $359.3 million for the three months ended December 31, 2023 compared with $353.9 million during the fourth quarter of 2022. Pre-tax net income was $7.8 million compared with $44.5 million in the fourth quarter of 2022.

Highlights

Investment banking revenues decreased 8% from a year ago:

•	Advisory revenues of $129.4 million decreased 23% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues increased 31% over the year-ago quarter driven by higher volumes.

•	Fixed income capital raising revenues increased 45% over the year-ago quarter driven by an increase in our public finance business.

Fixed income transactional revenues increased 32% from a year ago:

•	Fixed income transactional revenues increased from the year-ago quarter driven by improved market conditions and increased client activity.

Equity transactional revenues increased 9% from a year ago:

•	Equity transactional revenues increased from the year-ago quarter driven by higher trading gains.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 69.3% primarily driven by lower compensable revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 28.5% as a result of higher professional fees, travel-related expenses, and occupancy costs, as well as continued investments in technology.

Summary Results of Operations
(000s)	4Q 2023	4Q 2022
Net revenues	$359,292	$353,882
Investment banking	201,102	218,891
Advisory	129,378	166,935
Equity capital raising	31,510	24,127
Fixed income capital raising	40,214	27,829
Fixed income transactional	102,019	77,320
Equity transactional	56,501	51,850
Other	(330)	5,821
Total expenses	$351,521	$309,370
Compensation expense	248,970	220,730
Non-comp. opex.	102,551	88,640
Pre-tax net income	$7,771	$44,512
Compensation ratio	69.3%	62.4%
Non-compensation ratio	28.5%	25.0%
Pre-tax margin	2.2%	12.6%

Stifel Financial Corp. | Page 3

Global Wealth Management

Full Year Results

Global Wealth Management reported record net revenues of $3.0 billion for the year ended December 31, 2023 compared with $2.8 billion in 2022. Pre-tax net income was $1.2 billion compared with $1.1 million in 2022.

Highlights

•	Recruited 171 financial advisors during the year, including 76 experienced employee advisors and 9 experienced independent advisors with total trailing 12 month production of $69 million.

•	Pre-tax margin of 40%, up from 38% in 2022.

Net revenues increased 8% from prior year:

•	Transactional revenues decreased 2% from prior year reflecting a decrease in client activity amid uncertainty in the markets.

•	Asset management revenues increased 3% from prior year reflecting higher asset values.

•	Net interest income increased 24% from prior year primarily driven by higher interest rates.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 46.4% primarily as a result of higher net interest income.

•	Provision for credit losses was primarily impacted by a slightly better macroeconomic forecast, partially offset by a deterioration in certain asset classes.

•	Non-compensation operating expenses as a percent of net revenues decreased to 13.7% primarily as a result of revenue growth and expense discipline.

Summary Results of Operations
(000s)	FY 2023	FY 2022
Net revenues	$3,049,962	$2,825,866
Transactional revenues	654,231	668,912
Asset management	1,299,361	1,262,841
Net interest income	1,086,628	879,780
Investment banking	16,680	19,515
Other income	(6,938)	(5,182)
Total expenses	$1,834,140	$1,758,295
Compensation expense	1,415,210	1,368,576
Provision for credit losses	22,699	33,506
Non-comp. opex	396,231	356,213
Pre-tax net income	$1,215,822	$1,067,571
Compensation ratio	46.4%	48.4%
Non-compensation ratio	13.7%	13.8%
Pre-tax margin	39.9%	37.8%

Stifel Financial Corp.  |  Page 4

Institutional Group

Full Year Results

Institutional Group reported net revenues of $1.2 billion for the year ended December 31, 2023 compared with $1.5 billion in 2022. Pre-tax net income was $2.1 million compared with $254.1 million in 2022.

Highlights

Investment banking revenues decreased 25% from prior year:

•	Advisory revenues of $465.6 million decreased 35% from prior year driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues increased 4% from prior year driven by higher volumes.

•	Fixed income capital raising revenues increased 6% from prior year driven by an increase in our corporate debt issuance business.

Fixed income transactional revenues decreased 17% from prior year:

•	Fixed income transactional revenues decreased from prior year driven by declines across most products as a result of lower volumes and lower market volatility compared with elevated levels in the prior year, partially offset by higher trading gains.

Equity transactional revenues remained relatively consistent with prior year:

•	Equity transactional revenues increased slightly from prior year driven by an increase trading gains.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 68.6% primarily as a result of lower compensable revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 31.2% as a result of lower net revenues, higher travel-related expenses, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations
(000s)	FY 2023	FY 2022
Net revenues	$1,226,317	$1,536,017
Investment banking	714,575	951,970
Advisory	465,588	714,623
Equity capital raising	107,340	103,437
Fixed income capital raising	141,647	133,910
Fixed income transactional	308,393	370,198
Equity transactional	201,413	200,512
Other	1,936	13,337
Total expenses	$1,224,217	$1,281,885
Compensation expense	841,671	929,606
Non-comp. opex.	382,546	352,279
Pre-tax net income	$2,100	$254,132
Compensation ratio	68.6%	60.5%
Non-compensation ratio	31.2%	23.0%
Pre-tax margin	0.2%	16.5%

Stifel Financial Corp.  |  Page 5

Other Matters

Highlights

•	Total assets increased $531.3 million, or 1%, over the year-ago quarter.

•	The Board of Directors approved a 17% increase in the quarterly dividend to $0.42 per common share starting in the first quarter of 2024.

•	The Company repurchased $141.1 million of its outstanding common stock during the fourth quarter. During 2023, the Company repurchased $441.3 million of its outstanding common stock.

•	Weighted average diluted shares outstanding decreased as a result of the increase in share repurchases over the comparable periods.

•	The Board of Directors declared a $0.36 quarterly dividend per share payable on December 15, 2023 to common shareholders of record on December 1, 2023.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on December 15, 2023 to shareholders of record on December 1, 2023.

	4Q 2023	4Q 2022	FY 2023	FY 2022
Common stock repurchases
Repurchases (000s) (8)	$141,138	$75,164	$441,289	$105,831
Number of shares (000s) (8)	2,345	1,252	7,175	1,757
Average price	$60.18	$60.06	$61.16	$64.50
Period end shares (000s)	101,062	105,348	101,062	105,348
Weighted average diluted shares outstanding (000s)	111,330	117,223	113,453	117,540
Effective tax rate	21.1%	24.4%	26.1%	25.2%
Stifel Financial Corp. (9)
Tier 1 common capital ratio	14.2%	14.6%
Tier 1 risk based capital ratio	17.2%	17.6%
Tier 1 leverage capital ratio	10.5%	11.1%
Tier 1 capital (MM)	$3,916	$4,048
Risk weighted assets (MM)	$22,738	$23,027
Average assets (MM)	$37,451	$36,479
Quarter end assets (MM)	$37,727	$37,196
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

Stifel Financial Corp. | Page 6

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2023 financial results conference call on Wednesday, January 24, 2024, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 4717221. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC; in Canada through Stifel Nicolaus Canada Inc.; and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp.  |  Page 7

Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
(000s, except per share amounts)	12/31/2023	12/31/2022	% Change	9/30/2023	% Change	12/31/2023	12/31/2022	% Change
Revenues:
Commissions	$173,614	$168,945	2.8	$165,075	5.2	$673,597	$710,589	(5.2)
Principal transactions	154,377	125,781	22.7	114,841	34.4	490,440	529,033	(7.3)
Investment banking	205,664	223,706	(8.1)	146,887	40.0	731,255	971,485	(24.7)
Asset management	330,536	289,462	14.2	333,127	(0.8)	1,299,496	1,262,919	2.9
Other income	9,687	11,862	(18.3)	459	nm	8,747	19,685	(55.6)
Operating revenues	873,878	819,756	6.6	760,389	14.9	3,203,535	3,493,711	(8.3)
Interest revenue	516,213	416,731	23.9	505,198	2.2	1,955,745	1,099,115	77.9
Total revenues	1,390,091	1,236,487	12.4	1,265,587	9.8	5,159,280	4,592,826	12.3
Interest expense	243,712	114,840	112.2	220,536	10.5	810,336	201,387	302.4
Net revenues	1,146,379	1,121,647	2.2	1,045,051	9.7	4,348,944	4,391,439	(1.0)
Non-interest expenses:
Compensation and benefits	674,437	647,962	4.1	613,287	10.0	2,554,581	2,586,232	(1.2)
Non-compensation operating expenses	265,947	239,988	10.8	322,335	(17.5)	1,087,671	920,091	18.2
Total non-interest expenses	940,384	887,950	5.9	935,622	0.5	3,642,252	3,506,323	3.9
Income before income taxes	205,995	233,697	(11.9)	109,429	88.2	706,692	885,116	(20.2)
Provision for income taxes	43,511	57,076	(23.8)	41,268	5.4	184,156	222,961	(17.4)
Net income	162,484	176,621	(8.0)	68,161	138.4	522,536	662,155	(21.1)
Preferred dividends	9,320	9,320	0.0	9,321	(0.0)	37,281	37,281	0.0
Net income available to common shareholders	$153,164	$167,301	(8.5)	$58,840	160.3	$485,255	$624,874	(22.3)
Earnings per common share:
Basic	$1.47	$1.54	(4.5)	$0.55	167.3	$4.55	$5.74	(20.7)
Diluted	$1.38	$1.43	(3.5)	$0.52	165.4	$4.28	$5.32	(19.5)
Cash dividends declared per common share	$0.36	$0.30	20.0	$0.36	—	$1.44	$1.20	20.0
Weighted average number of common shares outstanding:
Basic	103,934	108,344	(4.1)	106,068	(2.0)	106,661	108,848	(2.0)
Diluted	111,330	117,223	(5.0)	113,195	(1.6)	113,453	117,540	(3.5)

Stifel Financial Corp.  |  Page 8

Non-GAAP Financial Measures (10)

	Three Months Ended		Year Ended
(000s, except per share amounts)	12/31/2023	12/31/2022	12/31/2023	12/31/2022
GAAP net income	$162,484	$176,621	$522,536	$662,155
Preferred dividend	9,320	9,320	37,281	37,281
Net income available to common shareholders	153,164	167,301	485,255	624,874

Non-GAAP adjustments:
Merger-related (11)	16,921	23,497	63,222	67,099
Provision for income taxes (12)	(3,498)	(5,923)	(16,953)	(16,902)
Total non-GAAP adjustments	13,423	17,574	46,269	50,197
Non-GAAP net income available to common shareholders	$166,587	$184,875	$531,524	$675,071
Weighted average diluted shares outstanding	111,330	117,223	113,453	117,540

GAAP earnings per diluted common share	$1.46	$1.51	$4.61	$5.63
Non-GAAP adjustments	0.12	0.15	0.40	0.43
Non-GAAP earnings per diluted common share	$1.58	$1.66	$5.01	$6.06
GAAP earnings per diluted common share available to common shareholders	$1.38	$1.43	$4.28	$5.32
Non-GAAP adjustments	0.12	0.15	0.40	0.42
Non-GAAP earnings per diluted common share available to common shareholders	$1.50	$1.58	$4.68	$5.74

GAAP to Non-GAAP Reconciliation (10)

	Three Months Ended		Year Ended
(000s)	12/31/2023	12/31/2022	12/31/2023	12/31/2022
GAAP compensation and benefits	$674,437	$647,962	$2,554,581	$2,586,232
As a percentage of net revenues	58.8%	57.8%	58.7%	58.9%
Non-GAAP adjustments:
Merger-related (11)	(9,203)	(14,570)	(32,150)	(39,114)
Non-GAAP compensation and benefits	$665,234	$633,392	$2,522,431	$2,547,118
As a percentage of non-GAAP net revenues	58.0%	56.5%	58.0%	58.0%

GAAP non-compensation expenses	$265,947	$239,988	$1,087,671	$920,091
As a percentage of net revenues	23.2%	21.4%	25.1%	20.9%
Non-GAAP adjustments:
Merger-related (11)	(7,678)	(8,931)	(31,058)	(27,934)
Non-GAAP non-compensation expenses	$258,269	$231,057	$1,056,613	$892,157
As a percentage of non-GAAP net revenues	22.6%	20.6%	24.3%	20.3%
Total merger-related expenses	$16,921	$23,497	$63,222	$67,099

Stifel Financial Corp. | Page 9

Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $71.1 million and $60.4 million as of December 31, 2023 and 2022, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)

Common stock repurchases for the years ended December 31, 2023 and 2022 exclude $77.0 million (1.3 million shares) and $86.6 million (1.2 million shares), respectively, of net-share settlements in connection with the Company’s equity compensation plan.

(9)	Capital ratios are estimates as time of the Company’s earnings release, January 24, 2024.
(10)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(11)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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